Registration No. 333-_______



	SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C.  20549

	__________________________________

                                	FORM S-8
                         	REGISTRATION STATEMENT
	                                  UNDER
                       	THE SECURITIES ACT OF 1933

                   	__________________________________


                     	UNITED HEALTHCARE CORPORATION
	         (Exact name of registrant as specified in its charter)

      Minnesota		                           			           41-1321939
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization)

                            	300 Opus Center
	                          9900 Bren Road East
	                      Minnetonka, Minnesota  55343
	         (Address of Principal Executive Offices, including Zip Code)


                     	UNITED HEALTHCARE CORPORATION
                          AMENDED AND RESTATED
                      1991 STOCK AND INCENTIVE PLAN,
	                   AS AMENDED THROUGH AUGUST 15, 1996
	                        (Full title of the plan)


                          	BRIGID M. SPICOLA
	            Assistant General Counsel and Assistant Secretary
	                    United HealthCare Corporation
	                           300 Opus Center
	                         9900 Bren Road East
	                    Minnetonka, Minnesota  55343
                           	(612) 936-1300
	       (Name, address and telephone number of agent for service)


                               	Copy to:
	                          JAMES D. ALT, ESQ.
	                         Dorsey & Whitney LLP
	                        Pillsbury Center South
                          	220 S. Sixth Street
	                     Minneapolis, Minnesota 55402

                   	__________________________________






                   	CALCULATION OF REGISTRATION FEE



Title of                	Proposed        Proposed
Securities		  Amount     Maximum         Maximum         	Amount of
to be			      to be	    	Offering Price	 Aggregate        Registration
Registered	  	Registered	Per Share*     	Offering Price* 	Fee*

Common Stock
($.01 par
 value)    		 2,924,516  $45.6875       	$133,613,844.75 	$40,489.04





*Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c). The proposed maximum offering price is based upon the average of the high and low sales prices of the Company's Common Stock as reported on the NYSE on April 22, 1997.



     	The information required to be filed in this registration statement is incorporated herein by reference to the information contained in the registration statements on Form S-8 (File No. 33-50282, File No. 33-67918, File No. 33-75846, File No. 33-59083
and File No. 333-06533) filed with the Securities and Exchange Commission on July 31, 1992, August 26, 1993, February 28, 1994 , May 4, 1995 and June 21, 1996, respectively.

                                	PART II


                          	ITEM 8.  EXHIBITS

Exhibit Number				Description

5	               	Opinion of counsel

23.1		           	Consent of Arthur Andersen LLP

23.2		           	Consent of counsel (included in Exhibit 5
                  above)

24		             	Power of Attorney




                             	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 24th day of April, 1997.


						UNITED HEALTHCARE CORPORATION


						By 	/s/ William W. McGuire, M.D.

						     William W. McGuire, M.D.
						     President and Chief Executive
           Officer




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on the 24th day of April, 1997.

/s/ William W. McGuire, M.D.				Chairman, President,Chief
William W. McGuire, M.D.				     Executive Officer and Director
							                          (principal executive officer)

/s/ David P. Koppe         					Chief Financial Officer
David P. Koppe						             (principal financial and accounting officer)

		*                        					Director
William C. Ballard, Jr.

		*				                        	Director
Richard T. Burke

		*				                        	Director
James A. Johnson

  *                        					Director
Thomas H. Kean

		*                        					Director
Douglas W. Leatherdale

		*                        					Director
Elizabeth J. McCormack

  *                             Director
Robert L. Ryan

		*            				             Director
Kennett L. Simmons

		*                        					Director
William G. Spears

		 *				                       	Director
Gail R. Wilensky


*By:/s/ William W. McGuire, M.D.
    William W. McGuire, M.D.
      As Attorney-In-Fact


EXHIBIT INDEX




Exhibit Number	Description

5		           	Opinion of counsel

23.1		        	Consent of Arthur Andersen LLP

23.2		        	Consent of counsel (included in Exhibit 5)

24		          	Power of Attorney











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